Exhibit 10.11

AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the “Amendment”) is entered into as of the 10th day of November, 2008 (the “Effective Date”), by and between Spectrum Brands, Inc. (“the “Company”) and David R. Lumley (the “Executive”).

WHEREAS, the Company and the Executive previously entered into that certain Amended and Restated Employment Agreement dated January 16, 2007 (the “Agreement”); and

WHEREAS, the Company and the Executive wish to amend certain provisions of the Agreement in recognition of the Executive’s past services to the Company, new responsibilities and the importance to the future success of the Company of the Executive’s continued services; and

NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein (promises that include benefits to which the Executive would not otherwise be entitled), and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive hereby agree as follows:

1. Capitalized Terms not defined herein shall have the meanings given those terms in the Agreement.

2. As of November 1, 2008, Executive’s Base Salary shall be Six Hundred Thousand Dollars ($600,000) per annum.

3. Except as modified by this Amendment, the Agreement remains in full force and effect, and the execution of this Amendment shall not affect the rights of the Company or the Executive under the terms of the Agreement as in effect immediately prior to the Effective Date with respect to events occurring before the Effective Date.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SPECTRUM BRANDS, INC

/s/ Kent J. Hussey
By:	Kent J. Hussey, Chief Executive Officer

EXECUTIVE:

/s/ David R. Lumley
Name: David R. Lumley

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